Exhibit 10.1

AMENDMENT NO. 4 TO SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

This AMENDMENT NO. 4 TO SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of December 17, 2025, by and between STREAMEX CORP. (f/k/a/ BIOSIG TECHNOLOGIES, INC.), a company incorporated under the laws of the State of Delaware, with principal executive offices located at 2431 Aloma Ave., Ste. 243, Winter Park, FL 32792 (the “Company”), and YA II PN, Ltd. (the “Buyer”) and as collateral agent (in such capacity, the “Collateral Agent”).

RECITALS:

A. Buyer and Company have entered into that certain Secured Convertible Debenture Purchase Agreement dated as of July 7, 2025, as amended on August 13, 2025, and October 28, 2025, November 4, 2025 (as amended, the “Agreement”).

B. Buyer and Company desire to amend the Agreement in accordance with the terms and conditions set forth below.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Company hereby agree that, notwithstanding anything to the contrary contained in the Agreement, the Agreement shall be amended as set forth below.

1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meanings respectively ascribed to them in the Agreement.

2. Amendments. Pursuant to Section 10(f) of the Agreement, the Parties agree to amend the Agreement as follows:

i.	Section 4(v) of the Agreement, as set forth below, shall be deleted in its entirety:

The Company shall have obtained the Streamex Registration Right Waivers duly executed by Streamex Non-Affiliates.

ii.	Section 3(e) of the Agreement shall be replaced in its entirety by the following:

The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Entity or other person or entity (“Person”) in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the SEC the registration statement for the resale of the Conversion Shares (the “Resale Registration Statement”), (ii) notifications required by the Principal Market, and (iii) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the sale and issuance of the Securities(collectively, the “Required Approvals”). “Governmental Entity” means any nation, state, province, territory, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, provincial, territorial, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

iii.	Section 7(a)(xxvi) of the Agreement, as set forth below, shall be deleted in its entirety:

The Company shall of delivered to the Buyer and Placement Agents the Streamex Registration Right Waivers duly executed by the Streamex Non-Affiliates.

3. Full Force and Effect. Except as specifically amended hereby, the Agreement remains in full force and effect and is hereby ratified by Buyer and Company. In the event that any of the terms or conditions of the Agreement conflict with this Amendment, the terms and conditions of this Amendment shall control. Unless the context otherwise requires, all references in this Agreement to “this Agreement” mean the Agreement, as amended by this Amendment.

4. Counterparts. This Amendment may be executed in two (2) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by an email which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

BUYER AND COLLATERAL AGENT:		COMPANY:

YA II PN, LTD.,		STREAMEX CORP. (f/k/a/
a Cayman Islands exempt limited company		BIOSIG TECHNOLOGIES, INC.)

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	/s/ Troy Rillo	By:	/s/ Karl Henry McPhie
Name:	Troy Rillo	Name:	Karl Henry McPhie
Title:	Partner	Title:	Chief Executive Officer